Exhibit (c)(v)

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            AMENDMENT NO. 1 TO INTERNATIONAL DEPOSIT AGREEMENT dated and effective as of July 19, 1996 (the "Amendment") to the International Deposit Agreement dated as of July 15, 1994 (the "Deposit Agreement"), among Tata Engineering and Locomotive Company Limited (the "Company"), Tata Sons Limited, Citibank, N.A., as depositary thereunder (the "Depositary"), and all Holders and Beneficial Owners from time to time of International Global Depositary Receipts (the "Receipts") issued thereunder evidencing the International GDSs.

                              W I T N E S S E T H :

            WHEREAS, the Company, Tata Sons Limited and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

            WHEREAS, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and Form of Receipt in accordance with Section
6.01 thereof and to reflect such amendments pursuant to the terms and conditions set forth in this Amendment;

            NOW, THEREFORE, the Company and the Depositary hereby amend the Receipts and the Deposit Agreement as follows, which amendment is hereby acknowledged by Tata Sons Limited:

            I. Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings assigned to them in the Deposit Agreement.

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            II. Section 4.08 of the Deposit Agreement is hereby amended to read in its entirety as follows:

            SECTION 4.08. Voting of Deposited Securities. Holders and Beneficial Owners of International GDRs shall not be entitled to instruct the Depositary as to voting any Deposited Securities. Each Holder and Beneficial Owner shall be deemed, by acceptance of International GDRs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary to vote or cause to be voted, or to grant a proxy or power of attorney to vote, the Deposited Securities as set forth in this Section 4.08. Except as specifically set forth in this Section 4.08, the Depositary shall not vote or cause to be voted, or grant a proxy or power of attorney to any person to vote, any Deposited Securities.

                Whenever the Company gives notice of a meeting of shareholders or whenever the Company solicits any proxy or consent from shareholders in lieu of a shareholders' meeting, provided that the Depositary has received an opinion of Indian counsel reasonably satisfactory to the Depositary that such action is in conformity with all applicable law and regulation and will not expose the Depositary to any liability to, or claim by, any person, the Depositary shall vote or cause to be voted Deposited Securities as directed in writing by Tata Sons Limited, or give a proxy or power of attorney to vote Deposited Securities in favor of Tata Sons Limited, at such meeting or in respect of such solicitation. Absent such a direction from Tata Sons Limited, the Depositary shall not vote the Deposited Securities. Tata Sons Limited shall have the right to enforce the provisions of this Section 4.08. A valid corporate decision of the Company will bind the Depositary, the Holders and Beneficial Owners with respect to each party's respective interest in such Deposited Securities.

            III. Section 5.10 of the Deposit Agreement is hereby amended to read in its entirety as follows:

            SECTION 5.10. Indemnification. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of International GDSs, International GDRs or


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      Shares and any offering documents relating thereto or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of this Agreement and of the International GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian or any of their respective agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or
      (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information or the omission of information relating to the Depositary or to the Custodian, as the case nay be, furnished in a writing to the Company by the Depositary or the Custodian expressly for use in any document relating to the International GDSs.

            The Depositary agrees to indemnify the Company and its officers, directors and employees and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary due to their negligence or bad faith of the Depositary.

            Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

            The obligations set forth in this Section 5.10 shall survive the termination of this Agreement and the succession or substitution of any person indemnified hereby.

            IV. Paragraph (xiv) of Exhibit B to the Deposit Agreement, the Form of international GDR, is hereby amended to read in its entirety as follows:

            (14) Voting of Deposited Securities. Holders and Beneficial Owners of International GDRs shall not be entitled to instruct the Depositary as to voting any


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Deposited Securities. Each Holder and Beneficia1 Owner shall be deemed, by acceptance of International GDRs or acquisition of any beneficial interest therein, to have authorized and directed the Depositary to vote or cause to be voted, or to grant a proxy or power of attorney to vote, the Deposited Securities as set forth in Section 4.08 of the Deposit Agreement. Except as specifically set forth therein, the Depositary shall not vote or cause to be voted, or grant a proxy or power of attorney to any person to vote, any Deposited Securities.

            Whenever the Company gives notice of a meeting of shareholders or whenever the Company solicits any proxy or consent from shareholders in lieu of a shareholders' meeting, provided that the Depositary has received an opinion of Indian counsel reasonably satisfactory to the Depositary that such action is in conformity with all applicable law and regulation and will not expose the Depositary to any liability to, or claim by, any person, the Depositary shall vote or cause to be voted Deposited Securities as directed in writing by Tata Sons Limited, or give a proxy or power of attorney to vote Deposited Securities in favor of Tata Sons Limited, at such meeting or in respect of such solicitation. Absent such a direction from Tata Sons Limited, the Depositary shall not vote the Deposited Securities.

            V. The second paragraph of Paragraph (xviii) of Exhibit B to the Deposit Agreement, the Form of International GDR, is hereby amended to read in its entirety as follows:

            The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sale, resale, withdrawal or transfer of International GDSs, International GDRs or Shares and any offering documents relating thereto or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of the Deposit Agreement and of the International GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian or any of their respective agents, except for any liability or expense arising out of the negligence or bad faith of either of them, or
      (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information or the


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      omission of information relating to the Depositary or to the Custodian, as the case may be, furnished in a writing to the Company by the Depositary or the Custodian expressly for use in any document relating to the International GDSs.

            VI. The reference to "the Deposit Agreement, dated an of July l5, 1994" in paragraph (i) of Exhibit B to the Deposit Agreement, the Form of International GDR, is hereby amended to read "the Deposit Agreement, dated as of July 15, 1994, as amended from time to time".

            VII. From and after the date hereof, the Depositary shall arrange to have the Master International GDR amended to reflect the changes effected by this Amendment. All International GDRs issued under the Deposit Agreement after the date hereof whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing International GDRs, shall reflect the changes to the Form of International GDR effected by this Amendment.


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            IN WITNESS WHEREOF, the undersigned have duly executed this
Amendment as of the date first above set forth and all Holders and Beneficial Owners shall become parties hereto in accordance with the terms of the Deposit Agreement.


                                                TATA ENGINEERING AND
                                                  LOCOMOTIVE COMPANY LIMITED

                                                By /s/ N. A. Soonawala
                                                   -----------------------------
                                                   Name:  N. A. Soonawala
                                                   Title: Director

                                                By /s/ J. E. Talaulicar
                                                   -----------------------------
                                                   Name:  J. E. Talaulicar
                                                   Title: Vice Chairman and
                                                          Managing Director


                                                CITIBANK, N.A.

                                                By /s/ Donna Ng
                                                   -----------------------------
                                                   Name: Donna Ng
                                                   Title: Vice President


Acknowledged as of the
date first above set forth.

TATA SONS LIMITED

By /s/ N. A. Soonawala
   -----------------------------
   Name:  N. A. Soonawala
   Title: Director


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